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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                   FORM 8-A/A
                                 AMENDMENT NO. 1

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
     PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934


                             VINTAGE PETROLEUM, INC.
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             (Exact name of registrant as specified in its charter)


                Delaware                                73-1182669
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)



110 West Seventh Street, Tulsa, Oklahoma                   74119
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(Address of principal executive offices)                (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

Securities Act registration statement file number to which this form relates:
____________ (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class            Name of each exchange on which
            to be so registered            each class is to be registered
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      Preferred Share Purchase Rights          New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of class)

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Item 1.   Description of Registrant's Securities to be Registered.

     Reference is hereby made to the Form 8-A of Vintage Petroleum, Inc. (the "Corporation"), filed with the Securities and Exchange Commission on March 22, 1999, and such Form 8-A is incorporated herein by reference.

     On April 3, 2002, the Corporation executed the First Amendment (the "Amendment") to the Rights Agreement dated as of March 16, 1999 (the "Rights Agreement"), between the Corporation and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), as Rights Agent. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Rights Agreement, as amended by the Amendment.

     As more fully set forth in the Amendment, the Amendment, among other things, amends the Rights Agreement to lower the threshold at which a person becomes an Acquiring Person and triggers the rights plan from 15% to 10%.

     A copy of the Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing discussion does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.   Exhibits.

  4.1 First Amendment to Rights Agreement, dated as of April 3, 2002, between Vintage Petroleum, Inc. and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), as Rights Agent.



                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:     April 3, 2002

                                               VINTAGE PETROLEUM, INC.

                                              By:  /s/ William C. Barnes
                                                 -------------------------------
                                                   William C. Barnes
                                                   Executive Vice President and
                                                   Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit Number      Description
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    4.1             First Amendment to Rights Agreement, dated as of April 3,
                    2002, between Vintage Petroleum, Inc. and Mellon Investor
                    Services LLC (formerly known as ChaseMellon Shareholder
                    Services, L.L.C.), as Rights Agent.